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                                                                   Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-95375 of Entrust Technologies Inc. of our report dated February 5, 1999 (November 4, 1999 as to Note 11, third paragraph) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Dallas, Texas

February 3, 2000